UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014 (April 28, 2014)

WESTWOOD HOLDINGS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31234	75-2969997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 756-6900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2014, Westwood Holdings Group, Inc. (the “Company”) announced that Mark A. Wallace, the Company’s Chief Financial Officer and Treasurer, resigned from the Company on April 28, 2014 to pursue other opportunities. Mr. Wallace’s departure is not related to any disagreement with the Company regarding any financial, accounting, or other matters.

On April 30, 2014, the Board of Directors of the Company appointed William R. Hardcastle, Jr., the Company’s former Chief Financial Officer, to serve as interim Chief Financial Officer and principal financial officer of the Company until such time as the Company appoints a permanent replacement for Mr. Wallace. Mr. Hardcastle, age 46, joined the Company in December 2001. He has served as Vice President of Business Development and Strategic Initiatives of the Company since November 2012, Chief Financial Officer of the Company from July 2005 until November 2012, Treasurer of the Company from July 2002 to July 2005 and Assistant to the President of the Company from December 2001 to July 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.

Date: April 30, 2014	/s/ Brian O. Casey
Brian O. Casey,
President & Chief Executive Officer